UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine	001-13349	01-0393663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 3

Item 9.01 Financial Statements and Exhibits	Page 3

Signatures	Page 5

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers.

On July 22, 2014, the Board of Directors of Bar Harbor Bankshares (the “Company”), upon the recommendation of the Company’s Compensation and Human Resources Committee, which, among other things, reviews and approves incentive plans for executive officers, approved the adoption of the 2014 through 2016 Long Term Executive Incentive Plan (the “LTEIP”) applicable to certain executive officers of the Company and its wholly owned first tier bank and second tier trust company subsidiaries, including the Company’s named executive officers.

A copy of the LTEIP is filed herewith as Exhibit 10.1, and is incorporated herein by reference. Reference should be made to the LTEIP for its terms and conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	2014 through 2016 Long Term Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/ Curtis C. Simard
Name: Curtis C. Simard Title: President and Chief Executive Officer

Date: July 24, 2014

EXHIBIT INDEX

No.	Description
10.1	2014 through 2016 Long Term Executive Incentive Plan